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                                                                   Exhibit 23.1





                           CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 4, 1996, with respect to the combined financial statements of Automotive Safety Products, an operating group of Morton International, Inc., as of June 30, 1996 and 1995 and for each of the three years in the period ended June 30, 1996, included in the Proxy
Statement/Prospectus/Exchange Offer that is made part of the Registration Statement (Form S-4) of Autoliv, Inc.

We also consent to the incorporation by reference therein of our report dated July 31, 1996, with respect to the consolidated financial statements of Morton International, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1996, filed with the Securities and Exchange Commission.


                                  /s/ Ernst & Young LLP
                                  ERNST & YOUNG LLP


Chicago, Illinois
March 21, 1997